Exhibit 21.1

SUBSIDIARIES OF AOL INC.

AOL Inc. (“AOL”) maintains over 100 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of AOL as of December 31, 2012 that carry on a substantial portion of AOL’s lines of business. The names of various consolidated wholly-owned subsidiaries have been omitted. None of the foregoing omitted subsidiaries, including certain intermediate holding companies, considered either alone or in the aggregate, constitutes a significant subsidiary.

Name	State or Other Jurisdiction of Incorporation

AOL Inc. (Registrant)	Delaware
5 Minutes LLC	Delaware
5 Minutes Ltd.	Israel
About.me LLC	Delaware
AOL Advertising Inc.	Maryland
ADTECH GmbH	Germany
ADTECH Sweden AB	Sweden
ADTECH UK Limited	United Kingdom
AdTech US, Inc.	Delaware
Advertising.com Japan Kabushiki Kaisha	Japan
Advertising.com LLC	Delaware
AOL Canada Corp.	Canada
AOL Canada Internet Services Corp.	Canada
AOL Fulfillment Services LLC	Delaware
AOL Global Operations Limited	Ireland
AOL International Finance Limited	United Kingdom
AOL Online India Private Limited	India
AOL Online Japan, Ltd.	Japan
AOL Ventures I, LLC	Delaware
BuySight, Inc.	Delaware
Cambio Entertainment, LLC	Delaware
CompuServe Interactive Services, Inc.	Delaware
Cyber Fin S.à r.l.	Luxembourg
AOL Europe S.à r.l	Luxembourg
ADTECH France SNC	France
AOL (UK) Limited	United Kingdom
AOL Deutschland Medien GmbH	Germany
AOL Europe Holdings (2) & Cie S.e.n.c.	Luxembourg
AOL Europe Holdings (2) Media & Cie S.e.n.c.	Luxembourg
Le Huffington Post SAS	France
AOL International Finance S.à r.l.	Luxembourg
goviral ApS	Denmark

GoViral GmbH	Germany
Goviral Iberia S.L.U.	Spain
GOVIRAL LIMITED	United Kingdom
Goviral S.à r.l.	France
Goviral S.r.l.	Italy
Goviral Sweden AB	Sweden
Goviral AS	Norway
Goviral B.V.	The Netherlands
Goviral LLC	Delaware
MapQuest, Inc.	Delaware
Nullsoft, Inc.	Arizona
Patch Media Corporation	Delaware
Pictela, Inc.	Delaware
Spinner Networks Incorporated	California
StudioNow, Inc.	Delaware
Style Me Pretty, LLC	Delaware
TechCrunch, Inc.	Delaware
TheHuffingtonPost.com, Inc.	Delaware
TheHuffingtonPost Holdings LLC	Delaware
HuffingtonPost Italia S.r.l.	Italy
The Relegence Corporation	Delaware
AOL Relegence Israel Ltd.	Israel
Userplane Technology, LLC	Delaware
Totekasche Holdings, Inc. d/b/a Userplane	Delaware
Yedda, Inc.	Delaware
Yedda Technologies-Knowledge Management Services (Y.O.D.E.A. 2006) Ltd.	Israel

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